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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported) October 17, 2002
                                                         ----------------

                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                        1-15781                04-3510455
      --------                        ---------              ----------
(State or other jurisdiction of       (Commission           (IRS Employer
       incorporation)                 File Number)        Identification No.)

                24 North Street, Pittsfield, Massachusetts 01201
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (413) 443-5601
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)







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ITEMS 1, 2, 3, 4, 6, 8 AND 9.   NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.
         ------------

      On October 17, 2002, Berkshire Hills Bancorp, Inc. (the "Company"), the holding company for Berkshire Bank (the "Bank"), announced that Michael P. Daly, who previously served as Executive Vice President of the Company and the Bank, was appointed to serve as President, Chief Executive Officer and a Director of the Company and the Bank and that Lawrence A. Bossidy was appointed as Non-Executive Chairman of the Board of Directors of the Company.

      On October 17, 2002, the Company also announced that James A. Cunningham, Jr. resigned as President, Chief Executive Officer and a Director of the Company and the Bank, effective October 16, 2002. In connection with his resignation, the Company, the Bank and Mr. Cunningham entered into a severance agreement to resolve the obligation owed Mr. Cunningham under his existing employment agreements. A copy of the severance agreement is attached as Exhibit 10.1 and incorporated herein by reference.

      A copy of the Company's press release dated October 17, 2002 is attached as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
-------     ---------------------------------

      (a)   Financial Statements of Businesses Acquired:  Not applicable

      (b)   Pro Forma Financial Information:  Not applicable

      (c)   Exhibits

            Number       Description
            ------       -----------

            10.1 Severance Agreement, dated October 16, 2002, by and among James A. Cunningham, Jr., Berkshire Hills Bancorp, Inc. and Berkshire Bank

            99.1         Press Release Dated October 17, 2002



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BERKSHIRE HILLS BANCORP, INC.


Dated: October 18, 2002                By: Michael P. Daly
                                           -------------------------------------
                                           Michael P. Daly
                                           President and Chief Executive Officer






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